Exhibit 99.1

              Muzak Holdings LLC Announces Second Quarter Results


    FORT MILL, S.C.--(BUSINESS WIRE)--Aug. 14, 2006--Muzak Holdings LLC ("Muzak" or the "Company"), the leading provider of business music services in the United States, today announced financial results for the quarter ended June 30, 2006.
    Music and other business services revenue for the quarter ended June 30, 2006 was $47.2 million, a 0.5% increase, compared to $46.9 million for the quarter ended June 30, 2005. Equipment sales and related services revenue increased to $14.3 million in the quarter ended June 30, 2006 as compared to $13.9 million in 2005. As a result, total revenue for the quarter ended June 30, 2006 was $61.5 million, a 1.0% increase, compared to $60.9 million for the quarter ended June 30, 2005.
    The Company evaluates its operating performance using several measures, two of them being EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) and EBITDA as defined in our indentures, of which the primary difference is the exclusion of non-cash items. Since EBITDA as defined in the indentures is used to determine our ability to incur additional indebtedness, the Company believes it provides useful information to our investors. EBITDA was $15.9 million for the quarter ended June 30, 2006, an increase of $6.3 million or 66.1% as compared to $9.6 million in the quarter ended June 30, 2005. EBITDA as defined in our indentures, which excludes non-cash items, was $16.3 million, an increase of $3.5 million or 26.9% as compared to $12.8 million in the 2005 period. The non-cash items excluded were comprised of the write-off of capitalized installation labor upon client contract terminations of $0.4 million and $0.5 million in the quarters ended June 30, 2006 and 2005, respectively, and a loss on extinguishment of debt of $2.7 million for the quarter and six months ended June 30, 2005.
    Additionally, both EBITDA measures include restructuring charges of $0.3 million and $1.3 million for the quarter and six months ended June 30, 2006 and 2005, respectively, and a $1.7 million note receivable impairment charge for the quarter and six months ended June 30, 2005. The note receivable impairment charge is included in selling, general, and administrative expenses.
    EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. Net loss for the quarter ended June 30, 2006 was $9.4 million as compared to $16.3 million in the prior year. See attached reconciliation from net loss to EBITDA and to EBITDA as defined by the indentures.
    The Company generated a net cash increase of $0.7 million for the three months ended June 30, 2006 versus a net cash usage of $3.9 million for the three months ended June 30, 2005. This represents the third consecutive quarter of positive cash flow. This $4.5 million cash flow improvement in the second quarter, on a year-over-year basis, is primarily attributable to lower capital investments and the implementation of a standardized pricing initiative, which were both key components of our revised business plan implemented on June 24, 2005. The net investment made in new subscriber locations was $6.2 million for the quarter ended June 30, 2006. This investment is comprised of a gross investment of $7.1 million offset by $0.9 million of installation revenue received. This represents a 44.0% reduction to the second quarter 2005 net investment, which was $11.0 million.
    The Company recently announced the promotion of Stephen Villa to Chief Executive Officer. Mr. Villa had been serving in an interim capacity prior to such announcement and had been serving as the Chief Operating Officer since October 2001. The role of Chief Financial Officer continues to be filled by Mr. Villa, while the Company undertakes a search for a qualified financial executive.
    The Company also recently announced the promotion of Thomas Gantert to Chief Operating Officer. Mr. Gantert has more than 20 years of Muzak experience and has served the company in a variety of key management roles and critical functions. "We are fortunate to have a leader with such a broad scope of Muzak experience and such a deep passion for our company ", commented Stephen Villa. "Under Mr. Gantert's leadership, we will focus on the alignment of our sales, client relations, administrative and field operations efforts for both Local and National Clients in order to create valuable strategies and synergies that will strengthen our company."
    Muzak Holdings LLC will have a conference call on August 15, 2006 at 2:00 p.m. (Eastern Standard Time) to discuss second quarter results. The call in number is 1-800-756-4697 and the access code is 9651. A replay of the call will be available for one week beginning at 3:00 p.m. on August 16, 2006. The replay number is 1-800-756-3819 and the access code is 211489.
    Muzak, the leading audio imaging company, enhances brands and creates experiences with AUDIO ARCHITECTURE(TM) and MUZAK VOICE(TM). More than 100 million people hear Muzak programs each day. We deliver music, messaging, and sound system design through more than 200 sales and service locations.

    The above statements include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as "anticipate", "believe", "intend", "expect", "anticipate", "could", "may", "will" and similar expressions and include references to assumptions that the Company believes are reasonable and relate to our future prospects, developments and business strategies. Forward-looking statements involve risks and uncertainties, including, but not limited to those related to the Company's substantial leverage and debt service requirements, restrictions imposed by the terms of the Company's indebtedness, our history of net losses, our lack of readily available funds to borrow, our dependence on satellite delivery of our products, our dependence on third parties to license music rights, possible disruption poised by new business strategies and initiatives, the impact of natural disasters on our client locations and our support facilities, future capital requirements, the impact of competition and technological change, the availability of cost-effective programming, the impact of legislation and regulation, our dependence on the contributions of key personal, the ability to control or impact client cancellations, potential conflicts poised by the significant ownership stake of our controlling equity holder, risks associated with the effect of general economic conditions and the other factors discussed in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from these forward-looking statements. The Company undertakes no obligation to update these forward-looking statements.


                          Muzak Holdings LLC
                         Financial Highlights
                         --------------------
                   (unaudited, dollars in thousands)

                                Quarter Ended

                            6/30/2006  6/30/2005   % Change  3/31/2005
                            ---------- ---------- ---------- ---------
Selected Operations Data

  Revenues
    Music and Other
     Business Services        $47,172    $46,948       0.5%   $47,492
    Equipment Sales and
     Related Services          14,321     13,916       2.9%    11,957
                            ---------- ---------- --------------------
             Total Revenues    61,493     60,864       1.0%    59,449
                            ---------- ---------- --------------------

  Cost of Revenues
    Music and Other
     Business Services         11,251     10,388       8.3%    11,069
    Equipment Sales and
     Related Services          14,227     13,450       5.8%    13,432
                            ---------- ---------- --------------------
             Total Cost of
              Revenues         25,478     23,838       6.9%    24,501
                            ---------- ---------- --------------------

  Selling, General and
   Administrative
    Amortization of
     Commissions                4,145      4,432      -6.5%     4,081
    Other Selling, General
     and Administrative (1)    16,380     19,087     -14.2%    16,266
                            ---------- ---------- --------------------
             Total Selling,
              General and
              Administrative   20,525     23,519     -12.7%    20,347
                            ---------- ---------- --------------------

  Restructuring Charges (2)         -      1,344         -        339
  Other (income) expense         (372)      (122)    204.9%      (142)
  Loss on early
   extinguishment of debt           -      2,735         -          -
                            ---------- ---------- --------------------

   EBITDA (3)                 $15,862     $9,550      66.1%   $14,404
                            ========== ========== ========== =========
     EBITDA Margin               25.8%      15.7%                24.2%


Other financial data

  EBITDA per the indentures   $16,255    $12,807              $14,975
  Muzak LLC Interest
   Expense                     11,772     11,319               11,625
  Muzak Holdings LLC
   Interest Expense            12,587     12,136               12,440
  Muzak LLC Net Debt to         6.48x      8.22x                7.08x
   EBITDA (4)
  Muzak Holdings LLC Net        6.88x      8.69x                7.49x
   Debt to EBITDA (4)

Balance sheet data (end of
 period)

  Cash Balance (5)          $  19,387  $  23,870            $  18,703
  Muzak LLC Total Debt (6)    441,053    443,097              441,231
  Muzak Holdings LLC Total
   Debt (6)                   465,298    467,342              465,476


                          Muzak Holdings LLC
                         Financial Highlights
                  (unaudited, dollars in thousands)

                                         Six months ended

                                       6/30/2006  6/30/2005  % Change
                                       -------------------------------
Selected Operations Data

 Revenues
  Music and Other Business Services    $  94,664  $  93,779       0.9%
  Equipment Sales and Related Services    26,278     28,009      -6.2%
                                       -------------------------------
    Total Revenues                       120,942    121,788      -0.7%
                                       -------------------------------

 Cost of Revenues
  Music and Other Business Services       22,320     20,467       9.1%
  Equipment Sales and Related Services    27,659     27,026       2.3%
                                       -------------------------------
    Total Cost of Revenues                49,979     47,493       5.2%
                                       -------------------------------

 Selling, General and Administrative
  Amortization of Commissions              8,226      8,975      -8.3%
  Other Selling, General and
   Administrative (1)                     32,646     37,565     -13.1%
                                       -------------------------------
    Total Selling, General and
     Administrative                       40,872     46,540     -12.2%
                                       -------------------------------

 Restructuring Charges (2)                   339      1,344         -
 Other (income) expense                     (514)      (110)    367.3%
 Loss on early extinguishment of debt          -      2,735         -
                                       -------------------------------

  EBITDA (3)                           $  30,266     23,786      27.2%
                                       ===============================
    EBITDA Margin                          25.0%      19.5%

 EBITDA per the indentures             $  31,230  $  27,250

(1) Selling, general, and administrative expenses include $0.4 million and $1.0 million capitalized labor impairment charges for the quarter and six months ended June 30, 2006, respectively and includes $0.5 million and $0.7 million capitalized labor impairment for the quarter and six months ended June 30, 2005, respectively.

    Selling, general, and administrative expenses for the six months ended June 30, 2005 includes a $1.0 million charge for the settlement with DMX Music, Inc and associated legal expenses of $0.6 million.

    Selling, general, and administrative expenses include $1.7 million impairment charge on note receivable for the quarter and six months ended June 30, 2005.

(2) Restructuring charges for the six months ended June 30, 2006 include $0.3 million of severance relating to implementation of a field management reorganization implemented in January 2006.

    Restructuring charges for the quarter and six months ended June 30, 2005 include $0.6 million of severence relating to the implementation of the revised business plan of June 24, 2005 and include $0.7 million impairment of lease obligations due to excess capacity in certain field office locations

(3) Represents net income before interest, income tax benefit (expense), depreciation and amortization. The Company evaluates performance using several measures, one of them being EBITDA as defined by our Senior Discount Notes, Senior Subordinated Notes, and Senior Notes indentures (the "Notes"). EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, net income as a measure of performance, as determined in accordance with generally accepted accounting principles, known as GAAP. However, management believes that EBITDA provides useful information because EBITDA as defined by our Notes indentures is used to determine our ability to incur additional indebtedness. The following tables provides a reconciliation from net income to EBITDA and to EBITDA as defined in the Notes.


                                              Three months ended
                                          Q2 2006   Q2 2005   Q1 2006
                                         --------- --------- ---------
       Net Loss                           $(9,392) $(16,279) $(11,098)
       Interest expense                    12,587    12,136    12,440
       Taxes                                  (84)      (16)      (80)
       Depreciation and amortization       12,751    13,709    13,142
                                         --------- --------- ---------
       EBITDA                              15,862     9,550    14,404
                                         --------- --------- ---------
       Non-cash items                         393     3,257       571
                                         --------- --------- ---------
       EBITDA pursuant to the Notes       $16,255   $12,807   $14,975
                                         ========= ========= =========


                                          Six months ended
                                          Q2 2006   Q2 2005
                                         --------- ---------
       Net Loss                          $(20,490) $(27,722)
       Interest expense                    25,027    23,536
       Taxes                                 (164)      (68)
       Depreciation and amortization       25,893    28,040
                                         --------- ---------
       EBITDA                              30,266    23,786
                                         --------- ---------
       Non-cash items                         964     3,464
                                         --------- ---------
       EBITDA pursuant to the Notes       $31,230   $27,250
                                         ========= =========

(4) Reflects Total Debt described in (6) below less unrestricted cash divided by EBITDA per the Notes on a Last Quarter Annualized
Basis.

(5) June 30, 2006 cash balance includes restricted cash of $1.7 million, which was used to cash collateralize letters of credit

(6) Total Debt excludes $1.8 million of debt of a subsidiary that is non-recourse to the Company.


    CONTACT: Muzak Holdings LLC
             Alex Brenner, 803-396-3000